EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form 10K-SB of Applied Medical Devices, Inc. (the "Company"), of our report of August 13, 2007 on the financial statements for the year ended April 30, 2007.

“PARITZ & CO., PA”

PARITZ & CO., PA

Hackensack, New Jersey

August 13, 2007